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                                                                    EXHIBIT 23.1

                   CONSENT AND REPORT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 23, 1998, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-60745) and related Prospectus of ProBusiness Services, Inc. for the registration of shares of its common stock.


    Our audits also included the financial statement schedule of ProBusiness Services, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP


Walnut Creek, California
September 22, 1998